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                                                                                  EXHIBIT 11

                  OCCIDENTAL PETROLEUM CORPORATION AND SUBSIDIARIES

                          COMPUTATION OF EARNINGS PER SHARE
                  FOR THE THREE MONTHS ENDED MARCH 31, 1997 AND 1996
                   (Amounts in thousands, except per-share amounts)

                                                                          Three Months Ended
                                                                                    March 31
                                                                      ----------------------
  EARNINGS PER COMMON AND COMMON EQUIVALENT SHARE                          1997         1996
  ----------------------------------------------------------------    ---------    ---------
  Applicable to common shares:

    Income(loss) before extraordinary items                           $ 156,300    $ 140,290
    Extraordinary gain(loss), net                                            --      (29,836)
                                                                      ---------    ---------
  Earnings(loss) applicable to common stock                           $ 156,300    $ 110,454
                                                                      =========    =========

  Common shares outstanding at beginning of period                      329,228      318,711
  Issuance of common shares, weighted average                               408          401
  Conversions, weighted average options exercised and other                  99           62
  Repurchase/cancellation of common shares                                  (81)         (69)
  Effect of assumed exercises
    Dilutive effect of exercise of options outstanding and other            449          249
                                                                      ---------    ---------
  Weighted average common stock and common stock equivalents            330,103      319,354
                                                                      =========    =========
  Primary earnings per share:
    Income(loss) before extraordinary items                           $     .47    $     .44
    Extraordinary gain(loss), net                                            --         (.09)
                                                                      ---------    ---------
      Earnings(loss) per common and common equivalent share           $     .47    $     .35
                                                                      =========    =========
  FULLY DILUTED EARNINGS PER SHARE
  ----------------------------------------------------------------
  Earnings(loss) applicable to common stock                           $ 156,300    $ 110,454
  Dividends applicable to dilutive preferred stock:
    $3.875 preferred stock(a)                                            14,634           --
    $3.00 preferred stock(a)                                              8,540        8,541
                                                                      ---------    ---------
                                                                      $ 179,474    $ 118,995
                                                                      =========    =========

  Common shares outstanding at beginning of period                      329,228      318,711
  Issuance of common shares, weighted average                               408          401
  Conversions, weighted average options exercised and other                  99           62
  Repurchase/cancellation of common shares                                  (81)         (69)
  Effect of assumed conversions and exercises
    Dilutive effect of assumed conversion of preferred stock:
      $3.875 preferred stock(a)                                          33,186           --
      $3.00 preferred stock(a)                                           31,006       25,806
    Dilutive effect of exercise of options outstanding and other            449          483
                                                                      ---------    ---------
  Total for computation of fully diluted earnings per share             394,295      345,394
                                                                      =========    =========
  Fully diluted earnings per share:
    Income before extraordinary items                                 $     .46    $     .43
    Extraordinary gain(loss), net                                            --         (.09)
                                                                      ---------    ---------
      Fully diluted earnings(loss) per common share                   $     .46    $     .34
                                                                      =========    =========
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(a) Convertible securities are not considered in the calculations if the effect of the conversion is anti-dilutive.
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